        Exhibit 10.42
ZOSANO PHARMA CORPORATION

AMENDED AND RESTATED 2014 EQUITY AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Zosano Pharma Corporation, a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2014 Equity and Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of performance stock units (“Performance Stock Units” or “PSUs”). Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), a number of shares of Stock (each, a “Share”) based on the Company’s achievement of certain performance goals. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[____________]
Grant Date:	[____________]
Total Number of PSUs:	[____________]
Vesting Schedule:	The PSUs shall vest as provided in Exhibit B.
Termination:
If the Participant experiences a termination of service, all PSUs that have not become vested on or prior to the Termination Date will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

Withholding Tax: Participant understands that the terms of this award of Performance Stock Units explicitly include the following (a “Sell to Cover”):
Upon vesting of the PSUs and release of the resulting Shares, the Company, on the Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 2.6 of the Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice.

ZOSANO PHARMA CORPORATION:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Zosano Pharma Corporation, a Delaware corporation (the “Company”), has granted to the Participant the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s Amended and Restated 2014 Equity and Incentive Award Plan (as amended from time to time, the “Plan”). Each Performance Stock Unit represents the right to receive one share of Stock (a “Share”) upon vesting.
ARTICLE I.
GENERAL

1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF PERFORMANCE STOCK UNITS

2.1Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.
2.2Unsecured Obligation to PSUs. Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3Vesting Schedule. Subject to Section 2.5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof in accordance with Exhibit B to the Grant Notice.
2.4Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.
2.5Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s termination of service for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such termination of service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable Termination Date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the Termination Date shall thereafter become vested, except as may otherwise be provided by the Administrator or set forth in a written agreement between the Company and the Participant.
2.6Settlement upon Vesting.
(a)As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 hereof, but in no event later than March 15 of the calendar year following the Measurement Date (as defined in Exhibit B) (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of vested PSUs as determined in accordance with Exhibit B. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 21 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
(b)As set forth in Section 15 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units. Such tax withholding obligations shall be satisfied by using a Sell to Cover pursuant to the Grant Notice. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares. By accepting this award of PSUs, the Participant has agreed to a Sell to Cover to satisfy any tax withholding obligations and/or social security contributions and the Participant hereby acknowledges and agrees:
(i)The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date the Shares are issued upon vesting of the Performance Stock Units, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to the Participant’s federal tax withholding or remit such remaining funds to the Participant.
(ii)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.
(iii)The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by in subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.
(iv)The Participant acknowledges that regardless of any other term or condition of this Section 2.6(b), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).
(c)This Section 2.6(b) shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting and issuance of the PSUs have been satisfied.
2.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 21 of the Plan.
2.8Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4(b) of the Plan.
ARTICLE III
OTHER PROVISIONS

3.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2Transferability. Except as otherwise determined by the Administrator, the PSUs may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution.
3.3Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.4Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Sections 4(b) and 20 of the Plan.
3.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.7Participant’s Representations. If the Shares issuable hereunder have not been registered under the Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
3.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Act and the Exchange Act and any other applicable law, including without limitation, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded (“Applicable Law”). Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
3.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.
3.15Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the PSUs shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein.
3.16Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.17Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
* * * * *

Exhibit B
PERFORMANCE GOALS
Definitions:
“Measurement Date” means any date during the Performance Period upon which the Board or Compensation Committee of the Board determines an applicable Performance Metric has been achieved.
“Performance Period” means the period beginning on March 31, 2021 and ending on March 31, 2023.
“Platform/R&D” means the achievement of five or more active new or opt-in partnerships that exceed $1 million each in fees to the Company.
“M207” means the achievement of FDA approval and product launch for M207.

Performance Metric	Target Achievement	Weighting
M207	Yes	70%
Platform/R&D	Yes	30%

The PSUs will be eligible to become earned and vest as of the Measurement Date based on the achievement of the applicable Performance Metrics set forth above, subject to the Participant’s continued service with the Company through such date. There are two Performance Metrics, which together provide the Participant with an opportunity to earn 100% of the Total Number of PSUs set forth on the Grant Notice, with 70% of the Total Number of PSUs eligible to be earned based on the achievement of the M207 Performance Metric and 30% of the Total Number of PSUs eligible to be earned based on the achievement of the Platform/R&D Performance Metric.
The Board or Compensation Committee of the Board will determine in its sole discretion whether each Performance Metric has been achieved during the Performance Period. If either Performance Metric is not achieved prior to the last day of the Performance Period (or the date upon which the Participant incurs a termination of service, if earlier), the Participant will not be eligible to receive any PSUs in respect of such metric(s) and such PSUs will be forfeited automatically for no consideration. Any Shares earned with respect to the PSUs will be distributed to the Participant in accordance with Section 2.6 of the Agreement.